Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS FIRST QUARTER FISCAL YEAR 2021 RESULTS

●	Revenues of $727 million, exceeding initial guidance and in-line with revised guidance
●	Record Data Center Group (DCG) revenue, with 10% sequential and 104% annual growth
●	Wireless Group (WWG) revenue increased 27% sequentially
●	Free cash flow of $230 million, or 32% of revenue
●	Returned $146 million to stockholders through dividends and share repurchases

SAN JOSE, Calif., July 30, 2020 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive and intelligent computing, today announced revenues of $727 million for the first quarter of fiscal year 2021.

GAAP net income for the quarter was $94 million, or $0.38 per diluted share. Non-GAAP net income was $160 million, or $0.65 per diluted share.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.38 per outstanding share of common stock payable on September 3, 2020 to all stockholders of record at the close of business on August 13, 2020.

Additional first quarter of fiscal year 2021 comparisons are provided in the charts below.

Q1 2021 Financial Highlights
(In millions, except EPS)

	GAAP

	Q1	Q4	Q1
	FY2021	FY2020	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$727	$756	$850	-4%	-14%
Operating income	$176	$178	$251	-1%	-30%
Net income	$94	$162	$241	-42%	-61%
Diluted earnings per share	$0.38	$0.65	$0.94	-42%	-60%

	Non-GAAP

	Q1	Q4	Q1
	FY2021	FY2020	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$727	$756	$850	-4%	-14%
Operating income	$187	$218	$260	-14%	-28%
Net income	$160	$193	$249	-17%	-36%
Diluted earnings per share	$0.65	$0.78	$0.97	-17%	-33%

* No adjustment between GAAP and Non-GAAP

“Our fiscal Q1 revenue was well above the initial guidance despite ongoing business challenges from COVID-19 and global trade issues,” said Xilinx president and CEO Victor Peng. “Results were driven by strength in the Data Center Group (DCG), Wired and Wireless Group (WWG), and the Industrials market, offsetting expected headwinds in consumer-oriented end markets, including Automotive and Broadcast. The outperformance was due to a combination of strength in multiple end markets, as well as some order acceleration driven by recent additional U.S. government trade restrictions on sales of certain Xilinx products to some customers based, or with operations, in China.”

“Our diversified end markets remain a key strength, and our business continues to perform better than expected even after our revised guidance,” said Xilinx CFO Brice Hill. “This strength is reflected in our results for the first quarter as well as our improved outlook for the fiscal second quarter. We continue to be well positioned to capitalize on opportunities across all our end markets.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q1	Q4	Q1
	FY2021	FY2020	FY2020	Q-T-Q	Y-T-Y
North America	26%	37%	23%	-33%	-6%
Asia Pacific	54%	37%	51%	42%	-9%
Europe	13%	18%	18%	-33%	-39%
Japan	7%	8%	8%	-11%	-18%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q1	Q4	Q1
	FY2021	FY2020	FY2020	Q-T-Q	Y-T-Y
A&D, Industrial and TME	45%	50%	39%	-13%	-2%
Automotive, Broadcast and Consumer	12%	16%	15%	-24%	-29%
Wired and Wireless Group	32%	24%	41%	27%	-33%
Data Center Group	12%	10%	5%	10%	104%
Channel	-1%	0%	0%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q1	Q4	Q1
	FY2021	FY2020	FY2020	Q-T-Q	Y-T-Y
Advanced Products	68%	70%	69%	-7%	-16%
Core Products	32%	30%	31%	2%	-12%

Products are classified as follows:
Advanced Products: Alveo and related products, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q1	Q4	Q1
	FY2021	FY2020	FY2020

Annual Return on Equity (%) (1)	26	31	38
Operating Cash Flow	$245	$345	$298
Depreciation Expense (including software amortization)	$32	$29	$24
Capital Expenditures (including software)	$15	$32	$29
Free Cash Flow (2)	$230	$313	$269
Inventory Days (internal)	114	122	107
Revenue Turns (%)	31	46	24

(1)	Return on Equity = Trailing twelve months GAAP Net Income / average Stockholders’ Equity

(2)	Free Cash Flow = Operating Cash Flow - Capital Expenditures (including software)

Product and Financial Highlights - Fiscal First Quarter 2021

•	Xilinx launched the industry’s first 20-nanometer (nm) space-grade FPGA, delivering radiation tolerance and ultra-high throughput and bandwidth performance for satellite and space applications.

•
Xilinx introduced two real-time video server appliances that will enable service providers to deliver high-quality, low-cost live video streaming for applications such as eSports and game streaming platforms, social and video conferencing, and live distance learning.

•
In order to provide critical infrastructure and funding to support novel research in adaptive compute acceleration for high performance computing (HPC), Xilinx established the Xilinx Adaptive Compute Clusters (XACC) at ETH Zurich in Switzerland, University of California, Los Angeles (UCLA), University of Illinois at Urbana Champaign (UIUC), and the National University of Singapore (NUS).

•
Targeting the data center and wired and wireless communications markets, Xilinx released the new Virtex UltraScale+ VU57P FPGA for latency-sensitive workloads where fast data throughput and fast memory are key requirements.

•	Xilinx issued $750 million in 2030 Notes with net proceeds to be used for general corporate purposes, which may include refinancing or repayment of debt.

•	Xilinx repurchased 0.7 million shares of common stock at an average price of $78.38 and paid dividends of $92 million.

Business Outlook - Fiscal Second Quarter 2021

The following guidance is based on current expectations and estimates and, as indicated, is presented on a GAAP and non-GAAP basis. This guidance is forward-looking and actual results may differ materially as a result of, among other things, the important factors discussed and referred to at the end of this press release.

Non-GAAP
	GAAP	Adjustments	Non-GAAP
Revenues	$730M - $780M	—	$730M - $780M
Gross Margin	68.5% - 71.5%	~1% (1)	69.5% - 72.5%
Operating Expenses	$326M - $340M	~$(4M) (2)	$322M - $336M
Other Expense	~$15M	—	~$15M
Tax Rate	0% - 3%	~1% (3)	1% - 4%
Notes regarding Non-GAAP Adjustments:

(1)	Amortization of acquisition-related intangibles

(2)	M&A related expenses and amortization of acquisition-related intangibles

(3)	Income tax effect of Non-GAAP adjustments

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the June quarter financial results and management's outlook for the September quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 585-8367 and referencing confirmation code 5327348. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal first quarter 2021 results and business outlook for the September quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. The Company believes these costs do not reflect its current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above, including a one-time charge of approximately $57 million for the fiscal 2017 to fiscal 2020 impact of the Supreme Court’s June 22, 2020, decision not to hear the Altera Corp. v. Commissioner (“Altera”) case. Xilinx is not a party to the proceedings but is subject to the findings of the case. The Altera tax case concerns related party R&D cost sharing arrangements and whether stock-based compensation should be included in the pool of costs to be shared. With the Supreme Court’s decision not to hear the Altera case, the decision of the Ninth Circuit (which would apply to taxpayers such as Xilinx) that stock-based compensation is to be included in the pool of costs to be shared remains in place. Despite the decision in Altera, the law remains unsettled and the Company will continue to monitor developments and the potential effect on its consolidated financial statements and tax filings. Please see “Note 14. Income Taxes” to our financial statements in our Form 10-K as filed with the SEC on May 8, 2020 for more details about the Altera case.
The Company also excludes other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance. The second quarter of fiscal 2021 outlook does not reflect other tax related items which the Company is not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward-Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, the impact of the ongoing COVID-19 pandemic and related mitigation measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business), customer acceptance of our new products, current global economic conditions, our dependence on certain customers, trade and export restrictions, the condition and performance of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, our reliance on third parties (including distributors), variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to generate cost and operating expense savings in an efficient and timely manner, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, and other designated brands included herein are trademarks of Xilinx in the United States and/or other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019
Net revenues	$726,673	$756,169	$849,632
Cost of revenues:
Cost of products sold	226,103	221,037	283,500
Amortization of acquisition-related intangibles	6,697	6,697	3,269
Total cost of revenues	232,800	227,734	286,769
Gross margin	493,873	528,435	562,863
Operating expenses:
Research and development	210,113	214,968	204,100
Selling, general and administrative	105,383	103,675	107,425
Amortization of acquisition-related intangibles	2,862	3,401	400
Restructuring charges	—	28,362	—
Total operating expenses	318,358	350,406	311,925
Operating income	175,515	178,029	250,938
Interest and other income (expense), net	(12,153)	11,717	11,612
Income before income taxes	163,362	189,746	262,550
Provision for income taxes	69,526	27,489	21,091
Net income	$93,836	$162,257	$241,459
Net income per common share:
Basic	$0.39	$0.66	$0.95
Diluted	$0.38	$0.65	$0.94
Cash dividends per common share	$0.38	$0.37	$0.37
Shares used in per share calculations:
Basic	243,180	247,166	253,268
Diluted	245,543	249,320	257,928

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 27, 2020	March 28, 2020*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,999,335	$2,267,216
Accounts receivable, net	305,180	273,028
Inventories	292,213	304,340
Other current assets	67,935	64,557
Total current assets	3,664,663	2,909,141
Net property, plant and equipment	361,528	372,574
Other assets	1,418,572	1,411,619
Total Assets	$5,444,763	$4,693,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$547,775	$586,421
Current portion of long-term debt	499,461	499,260
Total current liabilities	1,047,236	1,085,681
Long-term debt	1,491,752	747,110
Other long-term liabilities	586,122	545,494
Stockholders' equity	2,319,653	2,315,049
Total Liabilities and Stockholders' Equity	$5,444,763	$4,693,334

* Fiscal 2020 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$31,749	$28,603	$23,853
Amortization - others	15,059	16,282	9,085
Stock-based compensation	50,383	43,991	42,753
Net cash provided by operating activities	245,471	345,351	298,216
Purchases of property, plant and equipment and software	15,461	32,309	29,201
Payment of dividends to stockholders	92,414	91,417	93,961
Repurchases of common stock	53,682	470,733	444,995
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	3,239	(28,082)	4,119

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,721	$1,649	$2,613
Research and development	30,369	28,857	24,874
Selling, general and administrative	17,293	13,313	15,266
Restructuring charges	—	172	—

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	June 27, 2020	March 28, 2020	June 29, 2019
GAAP gross margin	$493,873	$528,435	$562,863
Amortization of acquisition-related intangibles	6,697	6,697	3,269
Non-GAAP gross margin	$500,570	$535,132	$566,132

GAAP operating income	$175,515	$178,029	$250,938
Amortization of acquisition-related intangibles	9,559	10,098	3,669
Acquisition-related costs	1,563	1,798	5,371
Restructuring charges	—	28,362	—
Non-GAAP operating income	$186,637	$218,287	$259,978

GAAP net income	$93,836	$162,257	$241,459
Amortization of acquisition-related intangibles	9,559	10,098	3,669
Acquisition-related costs	1,563	1,798	5,371
Restructuring charges	—	28,362	—
Income tax effect of tax-related items	56,801	—	—
Income tax effect of non-GAAP adjustments	(1,590)	(9,137)	(1,423)
Non-GAAP net income	$160,169	$193,378	$249,076

GAAP diluted EPS	$0.38	$0.65	$0.94
Amortization of acquisition-related intangibles	0.04	0.04	0.01
Acquisition-related costs	0.01	0.01	0.02
Restructuring charges	—	0.12	—
Income tax effect of tax-related items	0.23	—	—
Income tax effect of non-GAAP adjustments	(0.01)	(0.04)	—
Non-GAAP diluted EPS	$0.65	$0.78	$0.97